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                                                                       Exhibit 1

                            UNANIMOUS WRITTEN CONSENT
             OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS OF
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY


         Pursuant to the Bylaws of this corporation, the undersigned, constituting all of the members of the Executive Committee of the Board of Directors of ANCHOR NATIONAL LIFE INSURANCE COMPANY, a California corporation (this "Corporation"), hereby unanimously consent in writing to and hereby adopt the following resolutions, effective this 8th day of November 1994:

                           NOW, THEREFORE, BE IT RESOLVED, that the officers of this Corporation be, and they hereby are authorized to establish for the account of this corporation Variable Annuity Account Four ("Variable annuity Account Four") in accordance with the insurance laws of the State of California, to provide the investment medium for certain annuity contracts to be issued by this Corporation ("Contracts") as may be designated as participating therein. The Variable annuity Account Four shall receive, hold, invest and reinvest only the monies arising from" (1) premiums, contributions or payments made pursuant to Contracts participating therein; and (2) such assets of this Corporation as may be deemed necessary for the orderly operation of such Variable Annuity Account Four; and (3) the dividends, interest and gains produced by the foregoing; and

                           RESOLVED FURTHER, that the Variable Annuity Account Four shall be administered and accounted for as part of the general business of this Corporation; and

                           RESOLVED FURTHER, that the officers of this Corporation be, and they hereby are, authorized:

                           i) to take whatever actions are necessary to see to
                  it that the Contracts are registered under the provisions of the Securities Act of 1993 to the extent that they shall determine that such registration is necessary;

                           ii) to take whatever actions are necessary to assure
                  that such Variable Annuity Account Four is properly registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, if any;


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                           iii) to prepare, execute and file such amendments to
                  any registration statements filed under the aforementioned Acts (including such pre-effective and post-effective amendments), supplements and exhibits thereto as they may deem necessary or desirable;

                           iv) to apply for exemption from those provisions of
                  the aforementioned Acts and the rules promulgated thereunder as they may deem necessary or desirable and to take any and all other actions which they may deem necessary, desirable or appropriate in connection with such Acts;

                           v) to take whatever actions are necessary to assure
                  that the Contracts are filed with the appropriate state insurance regulatory authorities and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authorities;

                           vi) to prepare or have prepared and executed all
                  necessary documents to obtain approval of, or clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters;

                           vii) to enter into fund participation agreements with
                  trusts which will be advised by SunAmerica Asset Management Corp.; and

                  RESOLVED FURTHER, that the form of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as fully set forth herein if (i) in the opinion of the officers of this Corporation the adoption of the resolutions is advisable; and (ii) the Corporate Secretary or Assistant Secretary of this Corporation evidences such adoption by inserting into these minutes copies of such resolutions; and

                  RESOLVED FURTHER, that the officers of this Corporation, and each of them are hereby authorized to prepare and to execute the necessary documents; and

                  RESOLVED FURTHER, that the officer of this Corporation, and each of them, acting individually, are hereby authorized to execute and deliver on behalf of this Corporation any fund participation agreements


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         and any such other agreements, certificates, documents or instruments as may appropriate or required in connection therewith, all to be in such form and with such changes or revisions as may be approved by the officer executing and delivering the same, such execution and delivery being conclusive evidence of such approval; and

                  RESOLVED FURTHER, that this Corporation hereby ratifies any and all actions that may have previously been taken by the officers of this Corporation in connection with the foregoing resolutions and authorizes the officers of this Corporation to take any and all such further actions as may be appropriate to reflect these resolutions and to carry out their tenor effect and intent.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date stated above.


                                /s/ELI BROAD
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                                Eli Broad


                                /s/SCOTT L. ROBINSON
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                                Scott L. Robinson


                                /s/JAY S. WINTROB
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                                Jay Wintrob